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                                                                   EXHIBIT 99.19

                               PLEDGE AGREEMENT

          PLEDGE AGREEMENT (this "Agreement"), dated as of March 3, 2001, between Kent A. Savage (together with his heirs, executor, legal representatives and assigns, "Savage"), Savage Interests, L.P. (together with its successors and assigns, and collectively with Savage, the "Pledgor") and John F. McHale (together his heirs, executor, legal representatives and assigns, the "Pledgee").

          Recitals.  The Pledgor owns an aggregate of 4,289,199 shares (the
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"Shares") of the common stock, $0.01 par value per share, of Netpliance, Inc., a
Delaware corporation (together with its successors, the "Company"), which are all of the shares of Common Stock held by the Pledgor on the date hereof. The Pledgor has given the Pledgee a promissory note, of even date herewith, in the original principal amount of $500,000.00 in consideration of a loan of such amount made on this date (the "Note"). The Pledgor has pledged the Shares and granted a security interest in the Shares to the Pledgee to secure the repayment of the Note, as set forth below. This Agreement is made to set forth the terms and conditions of such pledge and security interest.

          1.  Pledge of the Pledged Stock.
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              (a) In order to secure and to provide for the performance of the obligations of the Pledgor owing to the Pledgee under the Note (the "Secured Obligations"), the Pledgor hereby pledges, conveys, transfers, delivers and sets over unto the Pledgee, and hereby grants to the Pledgee a continuing security interest in the following, whether now owned or existing or hereafter acquired or arising, and regardless of where located (all of the following indicated in clauses (i) and (ii) being referred to as the "Collateral"):

                   (i) the Shares, and all of the rights and privileges of the Pledgor with respect thereto, and all liquidating distributions and other payments and distributions (other than ordinary dividends paid thereon) with respect thereto and any other shares of Common Stock and any other securities issued with respect thereto or in substitution or exchange therefor (collectively, the "Pledged Stock"); and

                   (ii) all proceeds of any of the foregoing.

              (b) Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Pledgee the certificates representing the Pledged Stock in pledge hereunder, together with duly executed instruments of transfer or assignments in blank, or a letter of instruction to the Company's transfer agent in form and substance satisfactory to Pledgee.

              (c) In the event that the Company issues any additional or substitute shares of capital stock of any class to the Pledgor in respect of the Pledged Stock, whether as a result of a stock split, reorganization or otherwise, and delivers to the Pledgor certificates representing such shares, the Pledgor shall immediately pledge and deposit with the Pledgee all such certificates as additional collateral security for the Secured Obligations (together with duly executed
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instruments of transfer or assignments in blank). All such shares constitute
Pledged Stock and are subject to all provisions of this Agreement.

              (d) Notwithstanding the security interest granted by the Pledgor to the Pledgee hereunder or any other provision hereof, the Pledgor shall, so long as no Event of Default (as defined in the Note) shall have occurred and be continuing, be entitled, subject to the provisions of Section 6 hereof, to exercise all rights of the owner of the Pledged Stock (including, without limitation, the right to vote such stock and give consents, ratifications and waivers with respect to such stock), and the Pledgee agrees that, unless an Event of Default shall have occurred and be continuing, the Pledgee shall not exercise any of such rights.

          2.  Representations of the Pledgor.  The Pledgor represents and
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warrants that as of the date hereof that the Pledgor owns all of the Pledged
Stock, free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance upon or with respect to any property or asset of the Pledgor (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) (each a "Lien") other than the Lien created by this Agreement and the Lien created by that Pledge Agreement of even date herewith, by and between Pledgor and Pledgee relating to 1,774,000 of the Shares (the "Other Pledge Agreement") and has not assigned any of its rights in the Pledged Stock to any individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof (each a "Person"), except pursuant to this Agreement and the Other Pledge Agreement. None of the Pledged Stock is subject to any options to purchase or similar rights of any Person. The Pledgor is not, and will not become, a party to or otherwise bound by any agreement, other than this Agreement and the Other Pledge Agreement which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

          3.  Information.  The Pledgor shall, promptly upon request, provide to
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the Pledgee all information and evidence the Pledgee may reasonably request concerning the Collateral to enable the Pledgee to enforce the provisions of this Agreement.

          4.  Transfers Subject to Security Interests.  Any transfer by the
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Pledgor of all or any portion of the Pledged Stock shall be subject to the pledge and security interests granted in the Collateral by this Agreement and the rights of the Pledgee hereunder (the "Security Interests").

          5.  Record Ownership of Pledged Stock.  After the occurrence of an
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Event of Default, the Pledgee may, in its sole discretion, cause all or any of the Pledged Stock to be transferred of record into the name of the Pledgee or its nominee, as pledgee hereunder. After such time, the Pledgee will promptly give to the Pledgor copies of any notices and communications received by the Pledgee with respect to the Pledged Stock registered in its name or in the name of a nominee.

          6.  Action After Event of Default.  If an Event of Default shall have
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occurred and be continuing, the Pledgee shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be requested by the Pledgee, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Pledgee were the absolute and sole owner thereof.
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          7.  General Authority.  The Pledgor hereby irrevocably appoints the
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Pledgee its true and lawful attorney, with full power of substitution, in the name of the Pledgor, for the sole use and benefit of the Pledgee, but at the Pledgor's expense as provided in Section 9 hereof, to the extent permitted by law to exercise and, subject to the terms of this Agreement, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof; (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;
(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Pledgee were the absolute owner thereof; (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and (v) to exercise all voting rights (as directed by the appropriate parties hereunder) with respect to the Pledged Stock and to take all actions permitted or required to be taken by the owner of the Pledged Stock; provided, that the Pledgee shall give the Pledgor not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral. The Pledgor and the Pledgee agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Texas from time to time (the "UCC").

          8.  Remedies Upon Default.  If an Event of Default shall have occurred
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and be continuing, the Pledgee may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Pledgee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 10 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Pledgee may deem satisfactory. The Pledgee may be the purchaser of any or all of the Collateral so sold at any such sale. The Pledgee is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, the number of which shall be limited as necessary to comply with all applicable securities laws, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Pledgee deems necessary or advisable in order to comply with said Act or any other law. The Pledgor will execute and deliver such documents and take such other action as the Pledgee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law
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now existing or hereafter adopted.  The notice (if any) of such sale required by
Section 7 shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of
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a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Pledgee may in its sole discretion determine. The Pledgee shall not be obligated to make any such sale pursuant to any such notice. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Pledgee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          9.  Expenses.  If an Event of Default shall have occurred and be
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continuing, the Pledgor shall forthwith upon demand pay to the Pledgee the amount of out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, to the extent that the Pledgee has made a good faith determination that the incurrence of such expenses is necessary or appropriate from and after such Event of Default in connection with (a) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interest, (b) the collection, sale or other disposition of any of the Collateral, (c) the exercise by the Pledgee of any of the rights conferred upon it hereunder or (d) any Event of Default. Any such amount not paid on demand shall bear interest at the rate as announced from time to time by Chase Bank of Texas, N.A. as its "prime rate" and shall be an additional Secured Obligation hereunder.

          10.  Application of Proceeds.  Upon the occurrence and during the
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continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Pledgee in the following order of priorities: first, to the
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Pledgee for the payment of any obligations of the Pledgor under Section 9 hereof; second, to the payment of all other Secured Obligations, until all
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Secured Obligations shall have been paid in full; and third, to the Pledgor.
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The Pledgee may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          11.  Limitation of Liability; Deficiency. Notwithstanding anything to
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the contrary contained in this Agreement, but without in any manner affecting the validity of the Note or this Agreement, the recourse of Pledgee shall be solely by the exercise of Pledgee's rights in and to the Collateral, together with interest thereon, as a secured party under the UCC; there shall be no personal liability of the Pledgor for the payment of amounts that may become due and payable under the terms of the Note or this Agreement. The Pledgee shall look solely to the security of the Collateral; and no deficiency judgment for amounts unsatisfied after the application of such security shall ever be instituted, sought, taken, or obtained against the Pledgor for any amounts that become due and owing in respect of the Note, this Agreement or otherwise.
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     12.  Amendments, Modifications, Waivers and Consents.  No amendment,
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modification, supplement, termination or waiver of or to any provision of this
Agreement, nor any consent to any departure by the Pledgor from any provision of this Agreement, shall be effective unless in a writing executed by each party hereto.

     13.  Miscellaneous.
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     13.1 Further Assurances.  The Pledgor agrees that it will join with the
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Pledgee in executing and, at its own expense, file and refile or permit the
Pledgee to file and refile, such financing statements, continuation statements and other documents (including this Agreement) in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Pledgee hereby, and hereby authorizes the Pledgee to file financing statements and amendments thereto and continuation statements relative to all or any part thereof without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things, and to execute and deliver to the Pledgee such additional assignments, agreements, powers and instruments, as the Pledgee reasonably determines to be necessary to perfect and preserve the rights and interests granted to the Pledgee hereunder.

     13.2 No Waiver.  No course of dealing and no delay on the part of the
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Pledgee in exercising any right, power or remedy shall operate as a waiver thereof. No right, power or remedy conferred by this Agreement upon the Pledgee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     13.3 Notices.  All notices to be given hereunder shall be in writing and
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shall be deemed given at the earlier of when actually received or three days after being deposited in the United States mails, return receipt requested, (a) to Pledgor at 54 St. Stephens School Road, Austin, Texas 78746 or (b) to Pledgee at 7501B North Capital of Texas Highway, Austin, Texas 78731. Either party may change that party's above listed notice information by giving written notice of the changed information to the other party at least ten days prior to such change.

     13.4 Termination.  This Agreement, and the assignments, pledges and
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security interests created or granted hereby, shall terminate when all Secured
Obligations shall have been fully performed, at which time the Pledgee shall deliver all Collateral then held by the Pledgee to the Pledgor and, if requested by the Pledgor, shall execute and deliver to the Pledgor for filing in each office in which any financing statement relative to the Collateral or agreements relating thereto or any part thereof shall have been filed, a termination statement under the relevant UCC releasing the Pledgee's interest therein, and such other documents and instruments as the Pledgor may reasonably request, all without recourse upon or warranty whatsoever by, the Pledgee.

     13.5 Successors and Assigns.  All covenants and other agreements contained
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in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns whether so expressed or not.

     13.6 Execution in Counterparts.  This Agreement may be executed in any
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number of counterparts, each of which shall be an original but all of which together shall constitute one
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instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     13.7 Severability of Provisions.  Any provision of this Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     13.8 Integration.  This Agreement and the Note represent the agreement of
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the Pledgee and the Pledgor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Pledgee relative to subject matter hereof not expressly set forth or referred to herein.

     13.9 Governing Law.  This Agreement shall be construed and enforced in
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accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding (except for matters governed by the UCC) choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              PLEDGOR:



                              ----------------------------------------
                              Kent A. Savage


                              SAVAGE INTERESTS, L.P.

                              By:   K.A. Savage Interests G.P. L.L.C.
                              Its:  General Partner


                                    By:
                                        ------------------------------
                                    Name:   Kent Savage
                                    Title:  President


                              PLEDGEE:


                              ----------------------------------------
                              John F. McHale